EXHIBIT 99.01

Contacts:	Investors	Media
	Linda Fellows	Heather McLellan
	Intuit Inc.	Intuit Inc.
	(650) 944-5436	(650) 944-3501
	Linda_Fellows@intuit.com	Heather_Mclellan@intuit.com

Intuit Posts Record Revenue of $713 Million in Third Quarter

Third-Quarter Revenue Up 12%; Pro Forma EPS Up 14%

MOUNTAIN VIEW, Calif. – May 19, 2004 – Intuit Inc. (Nasdaq: INTU) today announced results for the third quarter of fiscal 2004, which ended April 30, 2004.

     “Intuit delivered great results for the third quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “For the first time in Intuit’s history, we had quarterly revenue of more than $700 million. Pro forma diluted EPS of $1.20 also set a new quarterly record. QuickBooks had a great quarter and we’re coming off another strong TurboTax season.”

Third-Quarter 2004 Highlights

•	Revenue of $713.0 million increased 12 percent from the year-ago quarter.

•	Pro forma operating income of $356.9 increased 11 percent from $320.6 million in the year-ago quarter. Pro forma net income of $238.7 million increased 8 percent from $220.3 million in the year-ago quarter. Pro forma diluted earnings per share (EPS) of $1.20 increased 14 percent from $1.05 in the third quarter of fiscal 2003.

•	Intuit had GAAP (Generally Accepted Accounting Principles) operating income of $347.1 million, up 13 percent from $308.5 million in the year-ago quarter. Intuit had GAAP net income of $264.0 million, down 10 percent from $294.0 million in the year-ago quarter. This represents GAAP diluted EPS of $1.33 per diluted share, down 5 percent from $1.40 per diluted share in the year-ago quarter. Last year’s GAAP results included a one-time gain of $71 million, or $0.34 per diluted share, from the sale of Intuit’s Japan operations.

Third-Quarter Business Segment Revenue Growth

•	TurboTax revenue of $344.7 million was up 10 percent from third-quarter 2003.

•	Professional Accounting Solutions (PAS) revenue of $82.5 million increased 3 percent over the year-ago quarter.

•	QuickBooks revenue of $73.0 million grew 31 percent year-over-year.

•	Small Business Products and Services revenue of $137.6 million increased 20 percent over the year-ago quarter. This segment includes Intuit’s payroll businesses as well as other non-accounting products and services.

•	Vertical Business Management Solutions revenue of $27.5 million increased 7 percent year-over-year.

•	Other Businesses, which includes Quicken and Canada, had revenue of $47.6 million, up 6 percent from the year-ago quarter.

Fourth-Quarter 2004 Guidance

     Although financial analysts have developed their own estimates for Intuit’s fourth-quarter performance, Intuit had not previously issued guidance for the quarter. Intuit’s expected results for the fourth-quarter 2004, which will end July 31, 2004 are:

•	Revenue of $258 million to $278 million, or year-over-year growth of 5 percent to 13 percent.

•	A pro forma operating loss of $30 million to $40 million and a GAAP operating loss of $38 million-$48 million.

•	A pro forma net loss per diluted share of $0.06 to $0.10 and a GAAP net loss per diluted share of $0.09 to $0.13.

Fiscal 2004 Guidance

     Intuit’s guidance for fiscal 2004 is fourth quarter guidance added to actual results for the first three quarters:

•	Revenue of $1.85 billion to $1.87 billion, or year-over-year growth of approximately 12 percent to 13 percent.

•	Pro forma operating income of $465 million to $475 million, or growth of approximately 16 percent to 19 percent over fiscal 2003. On a GAAP basis, operating income is expected to be $428 million to $438 million, or growth of approximately 25 percent to 27 percent over fiscal 2003.

•	Pro forma diluted earnings per share of $1.63 to $1.67, or growth of approximately 17 percent to 20 percent over fiscal 2003. On a GAAP basis, diluted EPS is expected to be $1.67 to $1.71, up approximately 2 percent to 5 percent from fiscal 2003.

Fiscal 2005 Guidance

     Intuit expects annual revenue growth in the high single digits in fiscal 2005, which begins Aug. 1, 2004. The company expects annual pro forma diluted EPS growth of 15 percent to 20 percent.

Conference Call Scripts, Webcast and Conference Call Information

     The script that accompanies Intuit’s conference call and a live audio webcast of the call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. (PST). The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliation, will be posted to that site.

     The conference call number is (800) 615-5585 and (706) 679-0331 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (800) 642-1687, and (706) 645-9291 from international locations. The reservation number is 7124880.

     Intuit, the Intuit logo, Quicken, QuickBooks, and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

About pro forma, or non-GAAP, financial measures

     Intuit’s management believes that the pro forma financial measures it uses provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

     Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s pro forma financial measures, and the reconciliation of pro forma financial measures to GAAP.

Cautions About Forward-Looking Statements

     This press release contains forward-looking statements, including forecasts of our expected financial results. All of the statements under the headings “Fourth-Quarter Fiscal 2004 Guidance,” “Fiscal 2004 Guidance,” and “Fiscal 2005 Guidance” are forward-looking statements. A number of risks and uncertainties may cause our actual results to differ materially from our expressed expectations. Some of the important factors that could cause our results to differ include the following:

•	We face intense competitive pressures in all of our businesses, which can have unpredictable negative effects on our revenue, profitability and market position.

•	Because some of our principal product offerings are in maturing markets, if we do not successfully add value to existing products and services we will be unable to drive substantial and sustained revenue or margin growth for our company.

•	Expanding our product and service offerings creates risk due to the increasing complexity and decreasing predictability of our revenue streams.

•	We are continuing to implement new information systems to enable us to execute on our growth strategy, and problems with the design or implementation of these new systems could interfere with our business and operations.

•	Integrating acquired businesses presents several challenges and we may not fully realize the intended benefits of our acquisitions if we do not successfully integrate them with our operations.

•	Given the nature of the products and services that we offer, our revenue and earnings are highly seasonal and this can cause significant quarterly fluctuations in our financial results.

•	If we fail to maintain reliable and responsive service levels for our offerings, we could lose revenue and customers.

More details about these and other risks are included in our Forms 10-Q, 2003 Form 10-K, and other SEC filings and at http://www.intuit.com/about_intuit/investors. We do not undertake any duty to update the information in this press release except as otherwise required by law.

Table A1
INTUIT INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2004	2003	2004
Net revenue:
Product	$371,144	$374,555	$971,018	$1,044,783
Service	246,453	320,528	384,564	496,637
Other	17,101	17,870	50,064	50,350

Total net revenue	634,698	712,953	1,405,646	1,591,770

Costs and expenses:
Cost of revenue:
Cost of product revenue	46,023	47,034	145,797	144,947
Cost of service revenue	37,035	43,049	113,204	121,357
Cost of other revenue	5,648	5,988	15,402	19,661
Amortization of purchased software [B]	3,662	3,422	10,157	10,035
Customer service and technical support	46,044	48,847	141,265	153,053
Selling and marketing	83,108	95,710	255,725	295,299
Research and development	62,002	71,167	192,209	215,831
General and administrative	34,243	44,214	112,264	136,040
Charge for purchased research and development [C]	—	—	8,859	—
Acquisition-related charges [D]	8,406	6,391	27,015	19,220

Total costs and expenses	326,171	365,822	1,021,897	1,115,443

Income from continuing operations	308,527	347,131	383,749	476,327
Interest and other income	8,193	4,774	24,749	19,434
Gains on marketable securities and other investments, net	7,014	107	10,094	344

Income from continuing operations before income taxes	323,734	352,012	418,592	496,105
Income tax provision [E]	100,766	87,979	130,702	136,971

Net income from continuing operations	222,968	264,033	287,890	359,134
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations [F]	—	—	5,556	—
Net income from Intuit KK discontinued operations [G]	—	—	3,267	—
Gain on disposal of Intuit KK discontinued operations [G]	71,009	—	71,009	—

Net income from discontinued operations	71,009	—	79,832	—

Net income	$293,977	$264,033	$367,722	$359,134

Basic net income per share from continuing operations	$1.08	$1.36	$1.39	$1.82
Basic net income per share from discontinued operations	0.35	—	0.39	—

Basic net income per share	$1.43	$1.36	$1.78	$1.82

Shares used in basic per share amounts	205,709	194,517	206,452	196,976

Diluted net income per share from continuing operations	$1.06	$1.33	$1.35	$1.78
Diluted net income per share from discontinued operations	0.34	—	0.38	—

Diluted net income per share	$1.40	$1.33	$1.73	$1.78

Shares used in diluted per share amounts	210,448	198,748	212,446	202,113

See accompanying Notes.

Table A2
INTUIT INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2003	2004	2003	2004
Net revenue:
Product	$371,144	$374,555	$971,018	$1,044,783
Service	246,453	320,528	384,564	496,637
Other	17,101	17,870	50,064	50,350

Total net revenue	634,698	712,953	1,405,646	1,591,770

Costs and expenses:
Cost of revenue:
Cost of product revenue	46,023	47,034	145,797	144,947
Cost of service revenue	37,035	43,049	113,204	121,357
Cost of other revenue	5,648	5,988	15,402	19,661
Customer service and technical support	46,044	48,847	141,265	153,053
Selling and marketing	83,108	95,710	255,725	295,299
Research and development	62,002	71,167	192,209	215,831
General and administrative	34,243	44,214	112,264	136,040

Total costs and expenses	314,103	356,009	975,866	1,086,188

Income from operations	320,595	356,944	429,780	505,582
Interest and other income	8,193	4,774	24,749	19,434

Income before income taxes	328,788	361,718	454,529	525,016
Income tax provision	108,500	122,984	149,995	178,505

Net income	$220,288	$238,734	$304,534	$346,511

Basic net income per share	$1.07	$1.23	$1.48	$1.76

Shares used in basic per share amounts	205,709	194,517	206,452	196,976

Diluted net income per share	$1.05	$1.20	$1.43	$1.71

Shares used in diluted per share amounts	210,448	198,748	212,446	202,113

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Tables B1 and B2 for reconciliations of these pro forma financial measures to GAAP.

Table B1
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	April 30, 2003				April 30, 2004
	Pro				Pro
	Forma	Adjmts[A]		GAAP	Forma	Adjmts[A]	GAAP
Net revenue:
Product	$371,144	$—		$371,144	$374,555	$—	$374,555
Service	246,453	—		246,453	320,528	—	320,528
Other	17,101	—		17,101	17,870	—	17,870

Total net revenue	634,698	—		634,698	712,953	—	712,953

Costs and expenses:
Cost of revenue:
Cost of product revenue	46,023	—		46,023	47,034	—	47,034
Cost of service revenue	37,035	—		37,035	43,049	—	43,049
Cost of other revenue	5,648	—		5,648	5,988	—	5,988
Amortization of purchased software	—	3,662	[B]	3,662	—	3,422 [B]	3,422
Customer service and technical support	46,044	—		46,044	48,847	—	48,847
Selling and marketing	83,108	—		83,108	95,710	—	95,710
Research and development	62,002	—		62,002	71,167	—	71,167
General and administrative	34,243	—		34,243	44,214	—	44,214
Charge for purchased research and development	—	—	[C]	—	—	—	—
Acquisition-related charges	—	8,406	[D]	8,406	—	6,391 [D]	6,391

Total costs and expenses	314,103	12,068		326,171	356,009	9,813	365,822

Income from continuing operations	320,595	(12,068)		308,527	356,944	(9,813)	347,131
Interest and other income	8,193	—		8,193	4,774	—	4,774
Gains on marketable securities and other investments, net	—	7,014		7,014	—	107	107

Income from continuing operations before income taxes	328,788	(5,054)		323,734	361,718	(9,706)	352,012
Income tax provision	108,500	(7,734)		100,766	122,984	(35,005)	87,979

Net income from continuing operations	220,288	2,680		222,968	238,734	25,299	264,033
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	—		—	—	—	—
Net income from Intuit KK discontinued operations	—	—		—	—	—	—
Gain on disposal of Intuit KK discontinued operations	—	71,009	[G]	71,009	—	—	—

Net income from discontinued operations	—	71,009		71,009	—	—	—

Net income	$220,288	$73,689		$293,977	$238,734	$25,299	$264,033

Basic net income per share from continuing operations	$1.07			$1.08	$1.23		$1.36
Basic net income per share from discontinued operations	—			0.35	—		—

Basic net income per share	$1.07			$1.43	$1.23		$1.36

Shares used in basic per share amounts	205,709			205,709	194,517		194,517

Diluted net income per share from continuing operations	$1.05			$1.06	$1.20		$1.33
Diluted net income per share from discontinued operations	—			0.34	—		—

Diluted net income per share	$1.05			$1.40	$1.20		$1.33

Shares used in diluted per share amounts	210,448			210,448	198,748		198,748

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

Table B2
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended				Nine Months Ended
	April 30, 2003				April 30, 2004
	Pro				Pro
	Forma	Adjmts[A]		GAAP	Forma	Adjmts[A]	GAAP
Net revenue:
Product	$971,018	$—		$971,018	$1,044,783	$—	$1,044,783
Service	384,564	—		384,564	496,637	—	496,637
Other	50,064	—		50,064	50,350	—	50,350

Total net revenue	1,405,646	—		1,405,646	1,591,770	—	1,591,770

Costs and expenses:
Cost of revenue:
Cost of product revenue	145,797	—		145,797	144,947	—	144,947
Cost of service revenue	113,204	—		113,204	121,357	—	121,357
Cost of other revenue	15,402	—		15,402	19,661	—	19,661
Amortization of purchased software	—	10,157	[B]	10,157	—	10,035 [B]	10,035
Customer service and technical support	141,265	—		141,265	153,053	—	153,053
Selling and marketing	255,725	—		255,725	295,299	—	295,299
Research and development	192,209	—		192,209	215,831	—	215,831
General and administrative	112,264	—		112,264	136,040	—	136,040
Charge for purchased research and development	—	8,859	[C]	8,859	—	—	—
Acquisition-related charges	—	27,015	[D]	27,015	—	19,220 [D]	19,220

Total costs and expenses	975,866	46,031		1,021,897	1,086,188	29,255	1,115,443

Income from continuing operations	429,780	(46,031)		383,749	505,582	(29,255)	476,327
Interest and other income	24,749	—		24,749	19,434	—	19,434
Gains on marketable securities and other investments, net	—	10,094		10,094	—	344	344

Income from continuing operations before income taxes	454,529	(35,937)		418,592	525,016	(28,911)	496,105
Income tax provision	149,995	(19,293)		130,702	178,505	(41,534)	136,971

Net income from continuing operations	304,534	(16,644)		287,890	346,511	12,623	359,134
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	5,556	[F]	5,556	—	—	—
Net income from Intuit KK discontinued operations	—	3,267	[G]	3,267	—	—	—
Gain on disposal of Intuit KK discontinued operations	—	71,009	[G]	71,009	—	—	—

Net income from discontinued operations	—	79,832		79,832	—	—	—

Net income	$304,534	$63,188		$367,722	$346,511	$12,623	$359,134

Basic net income per share from continuing operations	$1.48			$1.39	$1.76		$1.82
Basic net income per share from discontinued operations	—			0.39	—		—

Basic net income per share	$1.48			$1.78	$1.76		$1.82

Shares used in basic per share amounts	206,452			206,452	196,976		196,976

Diluted net income per share from continuing operations	$1.43			$1.35	$1.71		$1.78
Diluted net income per share from discontinued operations	—			0.38	—		—

Diluted net income per share	$1.43			$1.73	$1.71		$1.78

Shares used in diluted per share amounts	212,446			212,446	202,113		202,113

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

INTUIT INC.
NOTES TO TABLES A1, B1 AND B2

[A]	Tables B1 and B2 reconcile the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles (“GAAP”), and the GAAP condensed consolidated statements of operations for the three and nine months ended April 30, 2003 and 2004. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item “acquisition-related charges,” the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items improves pro forma results compared to GAAP results. Pro forma net income (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item “gains on marketable securities and other investments, net” the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items improves pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

[B]	We amortize the value of software and other technology assets that we receive in connection with certain acquisitions over their estimated useful lives.

[C]	In connection with certain acquisitions we determine the value of in-process projects under development for which technological feasibility has not been established. The value of each project is recorded as a charge for purchased research and development at the time of the acquisition. In the nine months ended April 30, 2003, we recorded charges for purchased research and development totaling $8.9 million, primarily in connection with our acquisition of Blue Ocean Software, Inc. (now Intuit Information Technology Solutions).

[D]	Acquisition-related charges include amortization of purchased intangible assets and deferred compensation related to acquisitions as well as impairment charges. For the three and nine months ended April 30, 2003, amortization of purchased intangible assets and deferred compensation was $8.4 million and $27.0 million and there were no impairment charges. For the three and nine months ended April 30, 2004, amortization of purchased intangible assets and deferred compensation was $6.4 million and $19.2 million and there were no impairment charges.

[E]	Our effective tax rate for the three months ended April 30, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes. Our effective tax rate for the nine months ended April 30, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes and acquisition-related charges recorded in the first quarter of fiscal 2003. Our effective tax rate for the three and nine months ended April 30, 2004 differed from the federal statutory rate primarily due to the net effect of reversals of reserves related to potential income tax exposures that have been resolved and the benefit received from tax-exempt interest income and various tax credits offset by state taxes.

[F]	On July 31, 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation and accounted for the sale as discontinued operations. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

[G]	On February 7, 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, and accounted for the sale as discontinued operations. Accordingly, we have segregated the operating results of Intuit KK from continuing operations on our statement of operations for all periods prior to the sale. Revenue for Intuit KK for the three and six months ended January 31, 2003 was $16.2 million and $26.6 million. Net income before income taxes for Intuit KK for the three and six months ended January 31, 2003 was $5.3 million and $5.6 million. We recorded a gain on disposal of discontinued operations of $71.0 million, net of income taxes, in the third quarter of fiscal 2003.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	April 30,
	2003	2004
ASSETS
Current assets:
Cash and cash equivalents	$170,043	$18,520
Short-term investments	1,036,758	1,159,976
Payroll customer deposits	306,007	323,022
Accounts receivable, net	88,156	138,446
Deferred income taxes	34,824	35,574
Prepaid expenses and other current assets	33,082	51,904

Total current assets	1,668,870	1,727,442
Property and equipment, net	188,253	215,825
Goodwill, net	591,091	689,800
Purchased intangible assets, net	125,445	113,687
Long-term deferred income taxes	183,061	183,061
Loans to executive officers and other employees	19,690	16,799
Other assets	13,857	17,254

Total assets	$2,790,267	$2,963,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,786	$77,905
Accrued compensation and related liabilities	118,678	113,594
Payroll service obligations	306,007	323,022
Deferred revenue	178,840	152,721
Income taxes payable	76,725	188,329
Other current liabilities	59,129	145,176

Total current liabilities	796,165	1,000,747
Long-term obligations	29,265	17,767
Stockholders’ equity	1,964,837	1,945,354

Total liabilities and stockholders’ equity	$2,790,267	$2,963,868

Table D1
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending July 31, 2004
	Pro Forma			GAAP
	Range of Estimate			Range of Estimate
	From	To	Adjustments	From	To
Revenue	$258,000	$278,000	$—	$258,000	$278,000
Operating loss	(40,000)	(30,000)	(8,300)[a]	(48,300)	(38,300)
Interest and other income	10,000	11,000	—	10,000	11,000
Diluted earnings per share	$(0.10)	$(0.06)	$(0.03)[b]	$(0.13)	$(0.09)
Shares	190,000	195,000	—	190,000	195,000

	Twelve Months Ending July 31, 2004
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$1,850,000	$1,870,000	$—		$1,850,000	$1,870,000
Operating income	465,000	475,000	(37,500)[c]		427,500	437,500
Interest and other income	29,000	31,000	—		29,000	31,000
Diluted earnings per share	$1.63	$1.67	$0.04	[d]	$1.67	$1.71
Shares	202,000	200,000	—		202,000	200,000

[a]	Reflects estimated adjustments for amortization of purchased software of approximately $3.4 million and amortization of purchased intangible assets of approximately $4.9 million for the three months ending July 31, 2004.

[b]	Net of related income tax expense, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending July 31, 2004.

[c]	Reflects estimated adjustments for amortization of purchased software of approximately $13.4 million and amortization of purchased intangible assets of approximately $24.1 million for the twelve months ending July 31, 2004.

[d]	The pro forma adjustments in item [c], net of related income tax expense, and the reversal of certain tax reserves in the third quarter of fiscal 2004 that affected our GAAP income tax rate but not our pro forma income tax rate, result in a $0.04 per diluted share adjustment for the twelve months ending July 31, 2004.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

The reconciliations of the forward-looking pro forma financial measures to GAAP in this Table D1 include all information reasonably available to Intuit at the date of this press release. The adjustments in this table are those that management can predict. Intuit’s pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

TABLE D2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31, 2003
	Pro
	Forma	Adjustments	GAAP
Revenue	$245,097	$—	$245,097
Operating loss	(29,946)	(10,571)[a]	(40,517)
Diluted earnings per share	$(0.05)	$(0.07)[b]	$(0.12)

	Twelve Months Ended July 31, 2003
	Pro
	Forma	Adjustments		GAAP
Revenue	$1,650,743	$—		$1,650,743
Operating income	399,834	(56,602)[c]		343,232
Diluted earnings per share	$1.39	$0.24	[d]	$1.63

	Twelve Months Ended July 31, 1999
	Pro
	Forma	Adjustments		GAAP
Revenue	$800,940	$—		$800,940
Operating income	124,799	(89,848)[e]		34,951
Diluted earnings per share	$0.45	$1.48	[f]	$1.93

[a]	Reflects adjustments for amortization of purchased software of $3.6 million and amortization of purchased intangible assets of $6.9 million for the three months ended July 31, 2003.

[b]	Reflects the adjustments in item [a] and an adjustment for net gains on marketable securities of $0.8 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.07 per diluted share adjustment for the three months ended July 31, 2003.

[c]	Reflects adjustments for amortization of purchased software of $13.8 million, charges for purchased research and development of $8.9 million and amortization of purchased intangible assets of $33.9 million for the twelve months ended July 31, 2003.

[d]	Reflects the adjustments in item [c] and adjustments for net gains on marketable securities of $10.9 million and net income from discontinued operations of $79.8 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.24 per diluted share adjustment for the twelve months ended July 31, 2003.

[e]	Reflects adjustments for amortization of purchased software of $5.3 million and amortization of goodwill and purchased intangible assets of $84.6 million for the twelve months ended July 31, 1999.

[f]	Reflects the adjustments in item [e] and adjustments for net gains on marketable securities of $579.2 million and net loss from discontinued operations of $2.2 million. Net of related income tax expense, these pro forma adjustments resulted in a $1.48 per diluted share adjustment for the twelve months ended July 31, 1999.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

TABLE D3
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31, 2003
	Pro
	Forma	Adjustments	GAAP
Revenue	$242,528	$—	$242,528
Operating loss	(80,076)	(9,338)[a]	(89,414)
Diluted earnings per share	$(0.24)	$(0.03)[b]	$(0.27)

	Three Months Ended January 31, 2004
	Pro
	Forma	Adjustments	GAAP
Revenue	$636,289	$—	$636,289
Operating income	228,714	(10,104)[c]	218,610
Diluted earnings per share	$0.77	$(0.04)[d]	$0.73

[a]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.0 million for the three months ended October 31, 2003.

[b]	Reflects the adjustments in item [a] and an adjustment for net gains on marketable securities of $0.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.03 per diluted share adjustment for the three months ended October 31, 2003.

[c]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.8 million for the three months ended January 31, 2004.

[d]	Reflects the adjustments in item [c] and adjustments for net gains on marketable securities of $0.1 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.04 per diluted share adjustment for the three months ended January 31, 2004.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

Intuit Facts . . .	Intuit Inc.

Q3/FY04	Investor Relations (650) 944-5436

NASDAQ: INTU

Financial Outlook [A]

	ACTUAL	ACTUAL	ACTUAL	ACTUAL	(in future)	(in future)	ACTUAL	ACTUAL
(millions)	Q1 FY04	Q2 FY04	Q3 FY04	YTD 04	Q4 FY04	FY04	YTD FY03	FY03
QuickBooks	$42.8	$101.3	$73.0	$217.1	$53-$60	$270-$277	$188.1	$242.8
% of change YOY	11%	8%	31%	15%	(3%)-10%	11%-14%	19%	24%
Small Business Products & Services	$123.1	$145.3	$137.6	$406.1	$130-$140	$536-$546	$337.2	$454.9
% of change YOY	22%	20%	20%	20%	10%-19%	18%-20%	35%	35%
TurboTax	$5.2	$130.0	$344.7	$479.8	$6-$9	$486-$489	$414.4	$422.9
% of change YOY	(15%)	36%	10%	16%	(29%)-6%	15%-16%	24%	20%
Vertical Businesses	$26.3	$26.1	$27.5	$79.9	$29-$32	$109-$112	$68.5	$94.8
% of change YOY	40%	9%	7%	17%	10%-22%	15%-18%	New	New
Prof. Accounting Solutions	$6.9	$156.8	$82.5	$246.2	$4-$6	$250-$252	$237.2	$243.4
% of change YOY	7%	4%	3%	4%	(36%)-(4%)	3%-4%	9%	8%
All Other	$38.2	$76.8	$47.6	$162.7	$35-$40	$198-$203	$160.2	$191.9
% of change YOY	(9%)	4%	6%	2%	10%-26%	3%-6%	2%	2%

Total Revenue	$242.5	$636.3	$713.0	$1,591.8	$258-$278	$1,850-$1,870	$1,405.6	$1,650.7
% of change YOY	14%	14%	12%	13%	5%-13%	12%-13%	25%	26%
GAAP Operating Income	$(89.4)	$218.6	$347.1	$476.3	$(48)-($38)	$428-$438	$383.7	$343.2
Operating Income [B]	$(80.1)	$228.7	$356.9	$505.6	$(40)-($30)	$465-$475	$429.8	$399.8
% of change YOY	NA	24%	11%	18%	NA	16%-19%	37%	46%
Interest & Other Income	$7.5	$7.2	$4.8	$19.4	$10-$11	$29-$31	$24.7	$38.7
% of change YOY	(15%)	(8%)	(42%)	(21%)	(28%)-(21%)	(25%)-(20%)	0%	42%
GAAP Diluted EPS	$(0.27)	$0.73	$1.33	$1.78	$(0.13)-($0.09)	$1.67-$1.71	$1.73	$1.63
Diluted EPS [B] not in millions	$(0.24)	$0.77	$1.20	$1.71	$(0.10)-($0.06)	$1.63-$1.67	$1.43	$1.39
% of change YOY	NA	26%	14%	20%	NA	17%-20%	38%	51%
Weighted Shares	198.7	203.4	198.7	202.1	190-195	200-202	212.4	211
Tax Rate [B]	34%	34%	34%	34%	34%	34%	33%	33%

Corporate Metrics

	FYE/03	Q3/03	Q3/04
Capital expenditure	$84.7M	$15.6M	$38.5M
Depreciation	$73.8M	$19.0M	$18.8M
Common Stock Outst.	199.5M	205.2M	192.0M
Full Time Employees	6,624	6,827	6,941

Segment Composition

QuickBooks
Core (Basic, Pro, 5-Pack, Mac)
Premier (incl. POS)
Enterprise
Online Edition
OEM and Royalties

Small Business Products & Services
Payroll (DIY, OSP)
IT Solutions
Support Programs
Supplies
Merchant Account Services
Customer Manager
Financial Statement Reporter

TurboTax
Basic, Deluxe, Premier

Professional Accounting Solutions
ProSeries, Lacerte
EasyACCT
PAP
Client Manager

Vertical Businesses
Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

[A]	As of May 19, 2004, this contains forward looking information that is subject to risks and uncertainties. Actual results may differ materially due to the factors included in Intuit’s May 19, 2004 earnings press release and SEC filings and at www.intuit.com/company/investors/considerations.html.

[B]	These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables D1, D2 and D3 of accompanying press release.

Intuit Facts . . .	Intuit Inc.

Investor Relations (650) 944-5436	NASDAQ: INTU

Business Metrics

	Q3/FY02	Q4/FY02	Q1/FY03	Q2/FY03	Q3/FY03	Q4/FY03	Q1/FY04	Q2/FY04	Q3/FY04
QuickBooks
Basic & Pro units (thousands)	325	217	195	308	285	217	163	262	312
Premier units	23	17	15	37	35	35	26	62	60
Enterprise units	0	1	1	1	1	1	1	1	1

Total QuickBooks units sold [D]	348	235	211	346	321	253	190	325	373
Average Sales Price	$203	$223	$217	$238	$241	$255	$253	$249	$250
Sell Thru Channel Mix [E]
% of units at retail	60%	64%	65%	56%	56%	49%	64%	54%	50%
% of dollars at retail	63%	64%	63%	54%	55%	47%	59%	49%	48%
QuickBooks Retail Share [C]
Unit share FYTD	83%	84%	76%	80%	82%	82%	78%	82%	83%
Dollar share FYTD	89%	89%	83%	87%	89%	89%	85%	89%	90%
Small Business Products & Services (selected)
Payroll Customers (thousands)
DIY (Basic)	661	675	665	681	711	739	753	776	806
Premier	26	26	26	25	25	24	24	23	22
Branded Outsourced	22	35	36	41	41	43	45	48	50

Total	709	736	727	747	777	806	822	847	878
Consumer Tax
Federal TurboTax (millions)
Desktop units retail	2.4	NM	NM	2.1	2.1	NM	NM	2.4	2.3
Desktop units direct	0.2	NM	NM	1.0	0.9	NM	NM	1.2	0.5
Web units paid	2.0	NM	NM	0.3	2.1	0.1	NM	0.4	2.4
Web units unpaid	0.9	NM	NM	0.1	1.2	NM	NM	0.1	0.6

Total TurboTax units [D]	5.5	NM	NM	3.5	6.3	0.1	NM	4.1	5.8
TurboTax Efile returns (millions)	11.0	NM	NM	1.1	11.0	0.2	NM	1.3	11.6
Sell Thru Channel Mix [E]
% of dollars at retail	37%	NM	NM	50%	32%	NM	NM	51%	30%
Federal TurboTax Retail Share [C]
Unit share FYTD	71%	71%	NM	72%	71%	71%	NM	71%	72%
Dollar share FYTD	81%	81%	NM	80%	79%	79%	NM	81%	82%
Professional Accounting Solutions
Professional Accounting Tax units (thousands)	9	NM	NM	89	7	NM	NM	90	7
Efile returns (millions)	6.0	NM	NM	0.5	7.8	NM	NM	0.7	12.4

[C]	Source: NPD Group NPD Techworld Monthly Retail Software Report through July 2003 for FY02 and FY03. NPD Group Monthly Retail Software Report through March plus the NPD Group NPD Techworld weekly Retail Software Reports through the end of April FY04.

[D]	End-user purchases — or products customers have acquired and/or paid for at both retail and direct.

[E]	Estimate based on subset of retailers reporting

NM: Not Meaningful